Exhibit 99.1

BTCS Expands its Ethereum 2.0 Staking Operation to 200 Nodes

100 more nodes launched for a total of 6,400 ETH valued at approx. $11M now staked

Silver Spring, MD – (Globe Newswire – March 11, 2021) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a digital asset and blockchain technology focused company, today announced it further expanded its transaction verification services operation on ethereum 2.0 to 200 nodes. The Company expects the additional 100 nodes will begin generating revenue by the end of the first quarter of 2021.

“With a significantly strengthened balance sheet from the recent $9.5 million capital raise, we are well-positioned to accelerate revenue growth from our transaction verification services business and have already doubled our ethereum 2.0 staking operation to 200 nodes,” stated Charles Allen, Chief Executive Officer of BTCS. “With financial returns superior to traditional bitcoin mining, our staking operation strategy will drive strong near-term revenue growth while being more profitable than resource intensive proof-of-work mining and opening the door to other revenue generating operations such as staking as a service.”

On December 1, 2020, ethereum began transitioning to a “proof-of-stake” protocol, ethereum 2.0. Under the “proof-of-stake” consensus algorithm, ETH holders have the exclusive right to operate validator nodes on the network and verify transactions, thereby earning transaction fees for their work. In early March 2021, ethereum blockchain developers approved EIP 1559, one of the biggest changes to the network since its 2015 inception, that will reduce the supply of the Ether cryptocurrency when effective in August 2021, a move likely to prompt price increases as user demand grows. BTCS is the first U.S. public company to run validator nodes on ethereum 2.0.

Allen continued “With more than $8 million in cash and approximately $14.5 million in crypto currencies, we have a solid financial foundation to accelerate the execution of our vision.”

About BTCS:

BTCS is an early entrant in the digital asset market and one of the first U.S. publicly traded companies focused on digital assets and blockchain technologies. The Company through its transaction verification services business actively verifies and validates blockchain transactions and is rewarded with digital assets for its work. The Company is also developing a proprietary digital asset data analytics platform that allows users to consolidate their crypto trades from multiple exchanges onto a single platform, enabling users to view and analyze their performance, risk metrics, and potential tax implications. The Company employs a digital asset treasury strategy with a primary focus on disruptive non-security protocol layer assets such as bitcoin and ethereum. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our expected timing of revenue for the additional nodes, accelerated revenue growth and profitability. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation the rewards and costs associated with validating transactions on proof-of-stake blockchains, significant decrease in value of ETH and rewards while locked up, loss or theft of the private withdrawal keys resulting in the complete loss of ETH and reward, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2020 and the Prospectus Supplement filed March 4, 2021. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com